SUBSCRIPTION FOR CONVERTIBLE DEBENTURES

TO:  Red Mile Entertainment Inc. (the "Corporation")
AND TO: J.F. Mackie & Company Ltd. (the "Agent" or "J.F. Mackie")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the principal sum set forth below of senior secured convertible debentures of the Corporation having the terms set forth in Exhibit 3 hereto (the "Debentures"), at a subscription price of USD $1,000 per Debenture (the "Subscription Price"), upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Convertible Debentures of Red Mile Entertainment Inc." attached hereto (together with this page and the attached Exhibits, the "Subscription Agreement"). In addition to this face page, the Subscriber must complete all applicable Exhibits.

______________________________________________________________________________
(Name of Subscriber - please print)

By: ___________________________________________________________________________
(Authorized Signature)

______________________________________________________________________________
(Official Capacity or Title if Subscriber is a corporation - please print)

______________________________________________________________________________
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

______________________________________________________________________________
(Subscriber's Address)

______________________________________________________________________________

______________________________________________________________________________
(Telephone Number) (E-Mail Address)

Number of Debentures Subscribed For: ___________________

Principal Amount of Debentures Subscribed for (Number of Debentures X $1,000):

$_____________________________________________________________________________

If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein) by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation; or (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45-106, complete the following and ensure that Exhibit 1 is completed in respect of such principal ("Disclosed Beneficial Purchaser"):

_____________________________________________________________________________
(Name of Principal)

_____________________________________________________________________________
(Principal's Address)

_____________________________________________________________________________
(Principal's Address)

_____________________________________________________________________________
(Principal's Telephone Number)(Principal's E-Mail Address)

Register the Debentures as set forth below:

_____________________________________________________________________________
(Name)

_____________________________________________________________________________
(Account reference, if applicable)

_____________________________________________________________________________
(Address)

_____________________________________________________________________________
(Address)

Deliver the Debentures as set forth below:

_____________________________________________________________________________
(Name)

_____________________________________________________________________________
(Account reference, if applicable)

_____________________________________________________________________________
(Contact Name)

_____________________________________________________________________________
(Address)

_____________________________________________________________________________
(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as may be waived by the Agent) and that the Subscriber is entitled to rely thereon and on the respective covenants of the Corporation set out in the Agency Agreement as if the Subscriber were a party thereto and such representations, warranties and covennts are incorporated herein and form part of this Subscription Agreement.

_________________________, 2006

RED MILE ENTERTAINMENT INC. _______________________________________________ By:	Subscription No:

This is the first page of an agreement comprised of 10 pages (not including Exhibits 1, 2 and 3).

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
CONVERTIBLE DEBENTURES OF RED MILE ENTERTAINMENT INC.

Terms of the Offering

1.  The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part at any time and is effective only upon acceptance by the Corporation.

2.  The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)
the Debentures subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of Debentures having a principal amount of a minimum of USD$5,000,000 and a maximum of USD$10,000,000 at a subscription price of USD$1,000 per Debenture;

(b)	the Debentures have the terms and conditions set forth in Exhibit 3 hereto;

(c)
if the Closing Date does not occur on or before October 3, 2006, or such other date as may be agreed to by the Corporation and J.F. Mackie, or in the event that the Corporation rejects the Subscription Agreement, the subscription proceeds will be promptly returned to the Subscriber, without interest or deduction; and

(d)
the Corporation may complete additional financings in the future in order to fund the ongoing operations and expansion of the Corporation and such future financings may have a dilutive effect on security holders of the Corporation, including the Subscriber.

Representations, Warranties and Covenants by Subscriber

3.  The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, certifies and covenants to the Corporation and the Agent (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) both at the date hereof and at the Closing Time (as herein defined) that:

(a)
it has been independently advised as to restrictions with respect to trading in the Debentures and in the common shares ("Common Shares") of the Corporation issuable on the conversion of the Debentures (the "Underlying Securities") imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation or the Agent with respect thereto, acknowledges that it is aware of the characteristics of the Debentures and the Underlying Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Debentures or Underlying Securities, except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable hold period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Underlying Securities will bear a legend indicating that the resale of such securities is restricted; and

(b)
it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Debentures; and

(c)
it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Debentures; and

(d)
it is aware that: (i) the Corporation is not a reporting issuer under the securities legislation of any province and that as a result the applicable hold period on the Debentures and the Underlying Securities may never expire; (ii) if no further statutory exemption may be relied upon and no discretionary order is obtained, this could result in it having to hold the Debentures and the Underlying Securities for an indefinite period of time; (iii) there is no market for the Debentures or the Underlying Securities; and (iv) the Corporation is not undertaking to file a prospectus or registration statement with respect to the Debentures or the Underlying Securities, now or in the future; and

(e)
unless it is purchasing under subparagraph 3(f), it is purchasing the Debentures as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Debentures, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the "Subscriber's Address" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)
it is an "accredited investor", as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions ("NI 45-106"), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106 (and reproduced as Appendix “A” to Exhibit 1 hereto), and it has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialed or placed a check mark in Appendix "A" thereto indicating that the Subscriber satisfies one of the categories of "accredited investor" set forth in such definition; or

(ii)
it is a person (as defined in NI 45-106), it has an aggregate acquisition cost for the Debentures of not less than CDN $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii)	it is resident in or otherwise subject to applicable securities laws of a Province of Canada other than Ontario or Saskatchewan and it is (if applicable, please initial):

______
(A)  a "director", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation, or of an affiliate of the Corporation; or

______
(B)  a "spouse" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement), parent, grandparent, brother, sister or child of any person referred to in subparagraph (A) above; or

______	(C) a parent, grandparent, brother, sister or child of the spouse of any person referred to in subparagraph (A) above; or
______	(D) a close personal friend of any person referred to in subparagraph (A) above and has completed Exhibit 2 hereto; or
______	(E) a close business associate of any person referred to in subparagraph (A) above and has completed Exhibit 2 hereto; or
______
(F)  a "founder" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation, or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation and, if requested by the Corporation or the Agent or their respective counsel, will provide a signed statement describing the relationship with such founder of the Corporation; or

______	(G) a parent, grandparent, brother, sister or child of a spouse of a founder of the Corporation; or

______	(H) a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or
______	(I) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above; or
(Note: for the purposes of subparagraphs (D) and (F) above, a person is not a close personal friend solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close personal friend of one of the listed individuals above, rather the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraphs (E) and (F) above, a person is not a "close business associate" if the person is a casual business associate or a person introduced or solicited for purposes of purchasing securities nor is the individual a close business associate solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associate is an individual who had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness)

(iv)
it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 to this Subscription Agreement) of the Corporation or a related entity of the Corporation and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation or a related entity of the Corporation;

(f)
if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Debentures, it acknowledges that the Corporation and/or the Agent are required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Debentures for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber's Address" and:

(i)
it is an "accredited investor" as such term is defined in paragraphs (p) or (q) of the definition of "accredited investor" in NI 45-106 and reproduced in Appendix "A" to Exhibit 1 of this Subscription Agreement (provided, however, that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and is therefore deemed to be purchasing as principal pursuant to NI 45-106 and it has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 and has initialled or placed a check mark in Appendix "A" thereto indicating that the Subscriber satisfies one of the categories of "accredited investor" set out in paragraphs (p) or (q) of Appendix "A" thereto; or

(ii)
subject to securities laws applicable to the Subscriber, it is acting as agent for one or more Disclosed Beneficial Purchasers, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Debentures, and each of such principals complies with subparagraphs (i) or (ii) of paragraph 3(d) hereof as are applicable to it;

(g)
if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction referred to in the preceding paragraphs but not purchasing thereunder, it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation of the jurisdiction of its residence and shall deliver to the Corporation and the Agent such further particulars of the exemption(s) and the Subscriber's qualifications thereunder as the Corporation may request; and

(h)	if the Subscriber is resident in or otherwise subject to applicable securities laws of a jurisdiction other than Canada or the United States, the Subscriber confirms, represents and warrants that:

(i)
the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") and which would apply to the acquisition of the Debentures;

(ii)
the Subscriber is purchasing the Debentures pursuant to exemptions from prospectus or registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Debentures under the applicable securities laws of the International Jurisdiction without the need to reply on any exemptions;

(iii)
the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber’s Debentures; and

(iv)	the purchase of the Debentures by the Subscriber does not trigger:

(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

the Subscriber will, if requested by the Corporation or the Agent, deliver to the Corporation and the Agent a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (ii), (iii) and (iv) above to the satisfaction of the Corporation and the Agent, acting reasonably; and

(i)	it acknowledges and certifies that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Debentures; and

(ii)	there is no government or other insurance covering the Debentures; and

(iii)	there are risks associated with the purchase of the Debentures; and

(iv)
there are restrictions on the Subscriber's ability to resell the Debentures and Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Debentures or Underlying Securities; and

(v)
the Corporation has advised the Subscriber that the Corporation is relying on exemptions from the requirements to provide the Subscriber with a prospectus under the applicable securities legislation of the province or territory in which the Subscriber is resident, and, as a consequence of acquiring Debentures pursuant to these exemptions, certain protections, rights and remedies provided by the applicable securities legislation of the province of territory in which the Subscriber is resident, including statutory or contractual rights of rescission or damages, will not be available to the Subscriber; and

(j)	it confirms that neither the Corporation, the Agent nor any of their respective directors, officers, employees or representatives, has made any representations (oral or written) to the Subscriber:

(i)	that any person will resell or repurchase the Debentures or Underlying Securities;

(ii)	that any person will refund the purchase price of the Debentures; or

(iii)	as to the future price or value of the Debentures or Underlying Securities; and

(k)
it is not a "U.S. person" as defined by Regulation S promulgated under the Unites States Securities Act of 1933 (the "1933 Act") and is not acquiring the Debentures for the account or benefit of a U.S. person or a person in the United States. A "U.S. person" is defined by Regulation S promulgated under the 1933 Act to be any person who is:

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estates or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
any partnership or corporation if: organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors as defined in Rule 501(a) under the 1933 Act who are not natural persons, estates or trusts.

(l)
it acknowledges and agrees that: (1) the Debentures and the Underlying Securities have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the buyer shall have delivered to the Corporation an opinion of counsel, reasonably satisfactory in form, scope and substance to the Corporation, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the shares of securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission thereunder; and

(m)
it acknowledges and agrees that, until such time as the Underlying Securities have been registered for resale under the 1933 Act and sold in accordance with an effective registration statement, certificates and other instruments representing the Debentures and the Underlying Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQURIEMENTS OF THE ACT AFTER PROVIDING A LEGAL OPINION TO SUCH EFFECT IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(n)
the Debentures have not been offered to the Subscriber in the United States, and the individual(s) making the order to purchase the Debentures and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(o)	the Subscriber agrees not to engage in hedging transactions with regard to the Debentures or Underlying Securities except in compliance with the 1933 Act; and

(p)
the Subscriber acknowledges that the Corporation is required to refuse to register any transfer of the Debentures or Underlying Securities not made in accordance with the resale restrictions described in paragraph (l) above

(q)
if it is a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(r)	if it is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(s)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(t)
in the case of a subscription by it for Debentures acting as agent for a Disclosed Beneficial Purchaser, it is duly authorized to execute and deliver this agreement and all other necessary documentation in connection with such subscription on behalf of such disclosed principal, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Debentures, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such disclosed principal, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Debentures for whom it may be acting; and

(u)
it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where not purchasing as principal, each disclosed principal is able to bear the economic risk of loss of its investment; and

(v)
it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and Agent's counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation's counsel and the Agent's counsel are acting solely as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(w)
it understands that Debentures are being offered for sale only on a "private placement" basis and that the sale and delivery of the Debentures is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

(x)
if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Debentures as may be required (including, without limitation): (a) this duly completed and executed Subscription Agreement; (b) if the Subscriber is an "accredited investor", a fully executed and completed Representation Letter in the form attached as Exhibit 1; and (c) if the Subscriber is a close personal friend or close business associate of a director, executive officer, control person or founder (as defined in NI 45-106) of the Corporation, or of an affiliate (as defined in NI 45-106) of the Corporation, a fully executed Questionnaire in the form attached as Exhibit 2; and

(y)	it acknowledges that the certificates representing the Debentures and Underlying Securities will bear a restrictive legend in accordance with applicable securities legislation; and

(z)	it will not resell the Debentures or Underlying Securities except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(aa)	it does not act jointly or in concert with any other subscriber for Debentures for the purposes of acquisition of the Debentures; and

(bb)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(cc)
none of the funds the Subscriber is using to purchase the Debentures are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities and the funds representing the aggregate subscription amount which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) and the Subscriber acknowledges that the Corporation or the Agent may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, to regulatory authorities pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) and (i) to the best of the Subscriber's knowledge none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation and the Agent if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation and the Agent with appropriate information in connection therewith; and

(dd)	the Subscriber acknowledges that the Debentures are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:

(i)	the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(ee)
the Subscriber acknowledges that it has been encouraged to and should obtain independent legal and investment advice with respect to its subscription for these Debentures and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Registration Rights

4.  Corporation Registration. The Subscribers shall be entitled to "piggyback" registration rights on all registrations of the Corporation or on any demand registrations of any other investor subject to the right, however, of the Corporation and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions, and subject to complete cutback in the case of the Corporation’s initial public offering. If the Subscribers are so limited, however, no party shall sell shares in such registration other than the Corporation or the Subscriber, if any, invoking the demand registration. In the event that the Corporation exercises its rights to convert the Debentures into Common Shares, no shareholder of the Corporation shall be granted registration rights pari passu with or senior to those rights granted to the Subscribers holding such Common Shares without the consent of the holders of 50% such Common Shares.

5.  Expenses. The Corporation shall bear registration expenses (exclusive of underwriting discounts and commissions) of all such demands, piggybacks and registrations on Form S-3 (including the expense of a single counsel to the selling shareholders, which counsel shall also be counsel to the Corporation unless there is a conflict of interest with respect to the representation of any selling shareholder or the underwriters otherwise object.

6.  Transfer of Rights. The registration rights may be transferred to (i) any partner or retired partner of any holder that is a partnership, (ii) any family member or trust for the benefit of any individual holder, or (iii) any transferee who acquires at least 100,000 Underlying Securities, provided the Corporation is given written notice thereof.

7.  Termination of Rights:. The obligation of the Corporation under Section 4 shall not apply to any shares of the Corporation that are eligible for immediate resale pursuant to Rule 144(k) under the 1933 Act or are otherwise eligible for resale pursuant to Rule 144(k) within a period of three months.

8.  Other Provisions. Other provisions shall be contained in the Agency Agreement (as defined herein) with respect to registration rights as are reasonable, including cross-indemnification, the period of time in which the registration statement shall be kept effective, and underwriting arrangements. Registration rights provisions may be amended or waived solely with the consent of the holders of 50% of the Underlying Securities issued or issuable pursuant to the conversion of the Debentures.

9.  Reporting Issuer Status. The Corporation shall be required to make an application in the Province of Alberta for exemptive relief from the requirements of Canadian Securities legislation that the first trade in common shares held by Canadian subscribers which were acquired on conversion of the Debentures be exempt from the prospectus and registration requirements of the applicable Canadian Securities legislation. In the event such exemptive relief is not granted, the Corporation shall be required to file a prospectus or otherwise become a reporting issuer in the Province of Alberta concurrently with or promptly following the completion of the Corporation's initial public offering in the United States, and in any event within eight months of the date of the Closing Date, and to maintain its reporting issuer status in the Province of Alberta for a period of two years thereafter.

Closing

10.  The Subscriber agrees to deliver the Agent, not later than 4:30 p.m. (Calgary time) on the day that is two business days before the Closing Date (as defined below): (a) this duly completed and executed agreement; (b) if applicable, a duly executed and completed representation letter in the form of Exhibit 1; (c) if a applicable, a duly completed Close Personal Friend / Close Business Associate Questionnaire in the form of Exhibit 2; (d) a cheque payable to "J.F. Mackie and Company Ltd.: dated no later than the Closing Date, or such other manner of payment acceptable to the Corporation, for an amount equal to the aggregate purchase price of the Debentures subscribed for hereunder; and (e) any additional documentation that may be reasonably requested by the Agent or the Corporation hereunder.

11.  The sale of the Debentures pursuant to this Subscription Agreement will be completed at the offices of Heenan Blaikie LLP at 9:00 a.m. (Calgary time) or such other time and place as the Corporation and the Agent may agree (the "Closing Time") on October 3, 2006 or such other date as the Corporation and the Agent may agree (the "Closing Date"). At the Closing Time, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription price against delivery by the Corporation of certificates representing the Debentures.

12.  The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents set forth in the Delivery Instructions attached to this Subscription Agreement to the Corporation within two business days of the Closing Date. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

13.  The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Debentures. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent in determining the eligibility of a purchaser of Debentures and the Subscriber agrees to indemnify the Corporation and the Agent and their respective directors, officers, partners, affiliates, shareholders, partners, employees, advisors, agents and representatives against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Red Mile Entertainment Inc., 4000 Bridgeway, Suite 101, Sausalito, California 95965 Attention: Chester Aldridge (Fax Number: (415) 339-4250) and the Agent at J.F. Mackie & Company Ltd., 1550, 335 - 8th Avenue S.W., Calgary, Alberta, Attention: J. Scott Riddell, Managing Director (Fax Number: (403) 218-6376), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

14.  The Subscriber acknowledges that the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the "Agency Agreement") pursuant to which the Agent, in connection with the issue and sale of the Debentures, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes J.F. Mackie: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; (c) to receive on its behalf certificates representing the Debentures purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Agency Agreement; (f) to register or permit the registration of the Debentures purchased hereunder by way of one or more certificates registered in the name of any or all of the Agent and/or in the name of each subscriber to the Offering and/or in the name of such other nominee or nominees as the Corporation and the Agent may agree; and (g) to exercise any rights of termination contained in the Agency Agreement.

15.  The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to a disclosed principal and as otherwise herein provided, this Subscription Agreement is not assignable by any party without prior written consent of the other parties.

16.  The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Debentures to the Subscriber shall be borne by the Subscriber.

17.  The contract arising out of this Subscription Agreement and all documents relating thereto, which by common accord has been or will be drafted in English, shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, with the exception of those principles relating to conflict of laws. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly related thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s’y rattachant directment ou indirectement soient rédigés en langue anglaise.

18.  Time is of the essence hereof.

19.  This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

20.  The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

21.  Except in respect of Appendix A to Exhibit 1 hereto or otherwise in this Subscription Agreement (including attachments), references to "$" or "USD $" are to United States dollars.

22.  The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation and the Agent. Such information is being collected by the Corporation and the Agent for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Debentures under applicable securities legislation, preparing and registering any certificates representing securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation or the Agent to: (a) stock exchanges or securities regulatory authorities, (b) the registrar and transfer agent of the Corporation, and (c) any of the other parties involved in the Offering, including legal counsel to the Corporation and the Agent. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. An officer of the Corporation is available to answer questions about the collection of personal information by the Corporation at the address provided in Section 12.

23.  The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

24.  In this Agreement, words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

EXHIBIT 1

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO: Red Mile Entertainment Inc. (the "Corporation")

AND TO:	J.F. Mackie & Company Ltd. (the "Agent")

In connection with the purchase of Debentures of the Corporation ("Debentures") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1.  The Subscriber is resident in or is subject to the laws of a jurisdiction of Canada;

2.  The Subscriber is purchasing the Debentures as principal for its own account;

3.  The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

4.  The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the attached Appendix "A" of this Exhibit 1; and

5.  Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2006

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A" TO EXHIBIT 1

Accredited Investor - (defined in National Instrument 45-106) means:

NOTE: The investor must initial beside the applicable portion of the above definition.

(a) a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada),
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)  a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)  a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

(g)  a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)  an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(k)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(n)  an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution; (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45-106; or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106,

(o)  an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)  a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account by the trust company or trust corporation, as the case may be,

(q)  a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund,

(r)  a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t)  a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v)  a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes hereof:

(a)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract with the issuer or a related entity of the issuer; and

(iii)
spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(b)
"control person" has the same meaning ascribed to that term in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec, where "control person" means any person that holds or is one of a combination of persons or companies that holds:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)	"director" means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	"eligibility adviser" means

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person or company that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	"executive officer" means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(f)	"financial assets" means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	"founder" means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(h)
"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)	"individual" means a natural person, but does not include

(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(ii)	a natural person in the person’s capacity as trustee, executor, administrator or other legal representative;

(j)
"mutual fund" includes an issuer of securities that entitles the holder to receive on demand or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(k)	"non-redeemable investment fund" means an issuer,

(i)	whose primary purpose is to invest money provided by its security holders,

(ii)
that does not invest, (i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or (ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(l)	"person" includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative; and

(m)	"related liabilities" means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)	liabilities that are secured by financial assets.

All monetary references set forth in Appendix A to Exhibit 1 are in Canadian Dollars.

EXHIBIT 2

CLOSE PERSONAL FRIEND / CLOSE BUSINESS ASSOCIATE QUESTIONNAIRE

To be completed by Subscribers to whom section 3(e)(iii)(D) or (E)) of the Subscription Agreement applies.

Name of director, executive officer, control person or founder

Length of relationship

Details of relationship or prior business dealings

The undersigned understands that the Corporation is relying on this information in determining to sell securities to the undersigned in a manner exempt from the registration and prospectus requirements of applicable securities laws.

Dated: _________________________, 2006

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

EXHIBIT 3

TERMS OF CONVERTIBLE DEBENTURES

OFFERING TERMS
Amount Raised:	Minimum of USD$5,000,000, Maximum of USD$10,000,000, 5.5% Senior Secured Convertible Debentures each Debenture having a principle amount of $1000 (“Par”).
Closing Date:	Payment for, and delivery of the Debentures shall be made on or about October 3, 2006 or any other date acceptable to the Corporation and the Agent (the “Closing”).
Conversion Price:
The Debentures shall convert to Common Shares in the capital stock of the Corporation (the “Common Shares”) at a ratio of $1.75 per Common Share (the “Conversion Price”) at any time at option of the holder after a minimum non-conversion period of 12 months (the “Minimum Term”) from the issue date (the “Issue Date”). Investors shall be entitled to accrued unpaid interest from the last interest payment date to the date of conversion.

Term:	The Debentures shall mature on the second anniversary of the Issue Date (the “Maturity Date”).
Payment at Maturity:
On the Maturity Date, the Corporation shall repay the Debentures in full with accrued interest. The Corporation shall retain the right to make this payment in cash, in kind, or in cash and in kind with Common Shares of the Corporation based on the 20 day volume weighted average trading price of the Corporation’s Common Shares for the 20 days immediately prior to the Maturity Date (subject to In Kind Limitations, as defined herein). In the event the Corporation exercises this right in kind, all Common Shares shall be given Piggyback Registration rights as defined herein.

Coupon:
5.5% per annum non-compounded, payable semi-annually in cash, or in kind based on the 20 day volume weighted average trading price of the Corporation’s Common Shares immediately prior to the coupon payment date (subject to In Kind Limitations, as defined herein). Coupon payments will occur semi-annually on the dates of March 15 and September 15 of each year until Redemption or the Maturity Date. In the event the Corporation makes payment in kind, all Common Shares shall be given Piggyback Registration rights as defined herein.

Collateral:
All assets of the Corporation and its operating subsidiaries, except for items related to the Accounts Receivables of the Corporation, until the Debenture is either converted to Common Shares or repaid in full.

Redemption:
After the Minimum Term, the Corporation shall retain the right to convert the Debentures into Common Shares at the Conversion Price at any time so long as Corporation’s Common Shares have traded at a minimum volume weighted average price of $3.00/share for 20 consecutive trading days (subject to In Kind Limitations, as defined herein). Such right must be exercised by the Corporation within 5 days of the 20 trading day period. In the event the Corporation exercises this right, all Common Shares shall be given Piggyback Registration rights as defined herein.

The Corporation shall also retain the option to redeem the Debentures at a redemption price equal to 115% of their Par value, plus any accrued and unpaid interest, payable in cash at any time after the Minimum Term so long as Corporation’s Common Shares have traded at a minimum volume weighted average price of $3.00/share for 20 consecutive trading days (subject to In Kind Limitations, as defined herein). If the Corporation chooses to redeem the Debentures equal to 115% of their Par value, the Corporation must give written notice to the holders of the Debentures and allow the holders the right to convert the Debentures into the Corporation's Common Shares at the Conversion Price within ten days of being notified of Corporation’s intent to redeem.

In Kind Limitations:
In order for the Corporation to maintain its right to pay Coupon payments, and/or Redemption proceeds that are payable with the Corporation’s Common Shares, the Corporation must be publicly listed and have freely tradable Common Shares. For clarity, the holder of the Debentures will still maintain the right to convert Debentures into Common Shares regardless if the Corporation’s Common Shares are publicly trading after the Minimum Term.

Change of Control:
In the event of the acquisition of voting control or direction over 50% or more of Corporation’s Common Shares before the Minimum Term, each holder of Debentures will have the right to require the Corporation (including any successor entity to the Corporation) to make an offer, within 20 days following the consummation of the change of control to purchase for cash, such holder’s outstanding Debentures then outstanding at a price equal to 110.0% of the principal amount thereof plus any accrued interest.

Anti-Dilution:
Proportional adjustments of the conversion rights attached to the Debentures will be made for stock splits, stock dividends, recapitalizations and the like. Notwithstanding the foregoing, for greater certainty, no anti-dilution adjustment would be made on account of any new issuance of securities of the Corporation including (i) upon conversion of the Debentures issued as part of this Offering, or (ii) any issuance of stock options pursuant to the Corporation’s approved stock option plan, so long as the "option pool" available for issuance pursuant to such stock option plan does not exceed ten percent (10%) of the Common Shares, calculated on a fully-diluted basis as of the Closing Date, or (iii) any issuance of securities issued in an additional financing, however subject to applicable anti-dilution laws in Canada and the United States, or (iv) securities issued in connection with mergers or acquisitions.

Liens & Indebtedness:
The Corporation will repay all outstanding indebtedness to its lenders, if any, out of the proceeds of the Debenture funding, and remove all registrations, liens or other charges against the Corporation at closing.

Registration Rights:
Holders will have full rights to Piggyback Registration after the Minimum Term is met, subject to customary underwriter's cutbacks, as may be required. If at any time the Corporation proposes to file a Registration Statement after the Minimum Term is met, whether or not for sale for the Corporation’s own account, on a form and in a manner that would permit registration of Registrable Securities, Corporation shall give to the Agent and the holders of Debentures, written notice of such proposed filing at least ten (10) days before the anticipated filing. The notice referred to in the preceding sentence shall offer Holder the opportunity to register such amount of Registrable Securities as Holder may request (a "Piggyback Registration"), subject to customary underwriter's cutbacks, as may be required..